LOWE'S COMPANIES, INC.
                                 P. O. Box 1111
                            North Wilkesboro, NC 28656


                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 30, 1997

     The Annual Meeting of Shareholders of Lowe's Companies, Inc. (the "Company") will be held at the Company's corporate headquarters, Highway 268 East, North Wilkesboro, North Carolina, on Friday, May 30, 1997, at 10:00 a.m. to consider and act upon the following proposals:

  1. To elect one Class I Director to a term of two years, three Class II Directors to a term of three years, and two Class III Directors to a term of one year;

  2. To approve an amendment to the Amended and Restated Articles of Incorporation to change from a variable range Board of Directors to a fixed-size Board of Directors not to exceed 15 members and to consent to the Board of Directors' adoption of a conforming change to the Bylaws;

  3.   To approve the Lowe's Companies, Inc. 1997 Incentive Plan; and

  4. To transact such other business as may be properly brought before the Annual Meeting.

     Shareholders of record at the close of business on April 4, 1997, are entitled to notice of and to vote at the meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions, if any. If two or more proxies are submitted by the same shareholder, the proxy bearing the later date will revoke the prior proxy. Any proxy delivered before the meeting may be revoked by attending the meeting and voting in person.

     You are cordially invited to attend and we look forward to seeing you at the meeting.

                                     Sincerely,


              Robert L. Strickland                    Robert L. Tillman
              Chairman of the Board                   President & CEO

North Wilkesboro, North Carolina
April 18, 1997

IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE DATE
AND SIGN THE PROXY AND
MAIL AT ONCE IN THE ENCLOSED ENVELOPE.


                         LOWE'S COMPANIES, INC.
                             P. O. Box 1111
                   North Wilkesboro, North Carolina 28656
                              910/658-4000
                             Proxy Statement
                                  for
                       Annual Meeting of Shareholders
                              May 30, 1997

    This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Lowe's Companies, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters, Highway 268 East, North Wilkesboro, North Carolina, on Friday, May 30, 1997, at 10:00 a.m. It is anticipated that this Proxy Statement and the enclosed form of proxy will be sent to shareholders on April 18, 1997.


    Only shareholders of record at the close of business on April 4, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 4, 1997, there were 173,382,339 shares of Common Stock of the Company outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

    The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

    Abstentions and shares held of record by a broker or its nominee ("broker shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. The vote required on matters to be considered is disclosed under the caption for such matters. Votes that are withheld and broker shares that are not voted (commonly referred to as "broker non-votes") are not included in determining the number of votes cast in the election of Directors or on other matters.


                            ELECTION OF DIRECTORS

    There are currently 12 members of the Board of Directors, divided into three classes of four members each, with one class being elected each year for a three-year term. As recommended by the Governance Committee (acting as a nominating committee), the Board of Directors has reduced the size of the Board to 10 effective at the 1997 Annual Meeting to reflect the retirement of Petro Kulynych and Russell B. Long as Class III Directors. Due to (i) the nomination of Class II Director Paul Fulton as a Class III Director, (ii) the realignment of Leonard G. Herring from Class II to Class I and Robert L. Strickland from Class I to Class II to make the expiration of their Board terms coincident with their planned tenure as Directors, (iii) the nomination of James F. Halpin as a Class III Director, and (iv) the nomination of three Class II Directors whose terms expire at the 1997 Annual Meeting, six nominees are standing for election at the Annual Meeting. The six nominees, all of whom are currently Directors, and their terms are: Leonard G. Herring, Class I expiring in 1999; Carol A. Farmer, Robert G. Schwartz and Robert L. Strickland, Class II expiring in 2000; and Paul Fulton and James F. Halpin, Class III expiring in 1998. Messrs. Fulton and Halpin were elected by the Board since the 1996 Annual Meeting -- Mr.Fulton as a Class II Director and Mr. Halpin as a Class III Director. Mr. Fulton is being realigned to Class III to make the three Board classes as nearlyequal in size as possible -- four in Class I and three in each of Classes II and III.

     If elected, each nominee will serve the number of years indicated above or until a successor is elected and qualifies. The election of each nominee requires the affirmative vote of the holders of the plurality of the shares of Common Stock cast in the election of Directors. Unless authority to vote in the election of Directors is withheld, it is the intention of the persons named as Proxies to vote FOR the six nominees. If at the time of the meeting any of these nominees is unavailable for election as a Director for any reason, which is not expected to occur, the persons named as Proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.


                    INFORMATION CONCERNING CLASS I NOMINEE

     The nominee for election for a two-year term as a Class I Director to serve until the 1999 Annual Meeting is Leonard G. Herring

                         Director   Business Experience, Directorships, and
Name and Age              Since     Positions within the Last Five Years

Leonard G. Herring, 69 . . 1956     President and Chief Executive Officer 1978-
                                    July 1996, (Mr. Herring resigned as
                                    President and CEO effective August 1, 1996 and retired as an employee of the Company
                                    January 31, 1997), Member of Executive
                                    Committee and Government/ Legal Affairs
                                    Committee of the Company.  Other
                                    directorships:  First Union Corporation,
                                    Charlotte, N.C., since 1986.





               INFORMATION CONCERNING CLASS II NOMINEES

The nominees for election to three-year terms as Class II Directors to serve until the 2000 Annual Meeting are Carol A. Farmer, Robert G. Schwartz and Robert L. Strickland

                       Director     Business Experience, Directorships, and
Name and Age           Since        Positions within the Last Five Years

Carol A. Farmer, 52 . .1994         Member of Audit Committee, Governance
                                    Committee and Government/Legal Affairs
                                    Committee of the Company.  President,
                                    Carol Farmer Associates, Inc. (Trend
                                    Forecasting and Consulting), Boca Raton,
                                    Fla., since 1985.  Other directorships:
                                    The Sports Authority, Inc., Ft. Lauderdale,
                                    Fla., since 1995.

Robert G. Schwartz, 69 . .1973      Chairman of Compensation Committee, Member
                                    of Audit Committee and Governance Committee of the Company. Director of Metropolitan
                                    Life Insurance Company, New York, N.Y.,
                                    since 1980, having previously served as
                                    Chairman of the Board (1983-1993),President and Chief Executive Officer (1989-1993) of that company. (Mr. Schwartz retired in March 1993.) Other directorships: Potlatch
                                    Corporation, San Francisco, Calif., since
                                    1973; Comsat Corporation, Washington, D.C., since 1986; Mobil Corporation, New York,
                                    N.Y.,since 1987; The Reader's Digest
                                    Association, Inc., Pleasantville, N.Y.,
                                    since 1989; Consolidated Edison Company of
                                    New York, New York, N.Y., since 1989;
                                    Lone Star Industries, Inc., Stamford,
                                    Conn., since 1994; Ascent Entertainment
                                    Group, Inc.,Denver, Colo., since 1995.

Robert L. Strickland, 66 . 1961     Chairman of the Board since 1978, Chairman
                                    of Executive Committee and Member of
                                    Government/Legal Affairs Committee of the
                                    Company. Other directorships:  Deputy
                                    Chairman, Federal Reserve Bank, Richmond,
                                    Va., since 1996; T. Rowe Price Associates,
                                    Inc., Baltimore, Md., since 1991; Hannaford
                                    Bros., Scarborough, Me., since 1994.




                    INFORMATION CONCERNING CLASS III NOMINEES

     The nominees for election to one-year terms as Class III Directors to serve until the 1998 Annual Meeting are Paul Fulton and James F. Halpin

                       Director     Business Experience, Directorships, and
Name and Age            Since       Positions within the Last Five Years

Paul Fulton, 62 . . . . 1996        Member of Audit Committee and Governance
                                    Committee of the Company.  Dean,
                                    Kenan-Flagler Business School, University of North Carolina, Chapel Hill, N.C., since 1994. President, Sara Lee
                                    Corporation (Manufacturer and Marketer of
                                    Consumer Products), Chicago, Ill., 1988-
                                    1993.  Other directorships:  Sonoco
                                    Products Company, Hartsville, S.C., since
                                    1989; NationsBank Corporation, Charlotte,
                                    N.C., since 1993; Bassett Furniture
                                    Industries, Inc., Bassett, Va., since 1993;
                                    The Cato Corporation, Charlotte, N.C.,
                                    since 1994; Winston Hotels, Inc., Raleigh,
                                    N.C., since 1994.

James F. Halpin, 46 . . .1996       Member of Compensation Committee and
                                    Governance Committee of the Company.
                                    President and Chief Executive Officer,
                                    CompUSA Inc. (Computer Superstores),
                                    Dallas, Tex. since 1993; President,
                                    HomeBase, Irvine, Cal., (Home
                                    Improvement Retail Chain), 1990-1993.
                                    Other directorships:  Interphase
                                    Corporation, Dallas, Tex., since 1995;
                                    Invincible Technologies Corp., Boston,
                                    Mass., since 1995; ToyBiz, Inc.,
                                    New York, N.Y., since 1995; Prime Source
                                    Building Products, Dallas, Tex., 1995-
                                    Feb. 1997.





                   INFORMATION CONCERNING CONTINUING DIRECTORS

The remaining Directors whose terms expire after 1997 are:

 Class III Director, term expiring in 1998

                       Director     Business Experience, Directorships, and
Name and Age            Since       Positions within the Last Five Years

Robert L. Tillman, 53 . .1994       President and Chief Executive Officer since
                                    August 1996, having previously served as Senior Executive Vice President and Chief
                                    Operating Officer (1994-July 1996) and
                                    Executive Vice President - Merchandising
                                    (1991-1994), Member of Executive Committee and Government/Legal Affairs Committee of the Company. Other directorships:
                                    Wachovia Bank of North Carolina, N.A.,
                                    Winston-Salem, N.C., since 1995;
                                    International Mass Retail Association,
                                    Arlington, Va., since 1996.



Class I Directors, term expiring in 1999

                       Director     Business Experience, Directorships, and
Name and Age            Since       Positions within the Last Five Years

William A. Andres, 70 . .1986       Chairman of Governance Committee, Member of
                                    Compensation Committee and Executive
                                    Committee of the Company.  Previously
                                    Chairman of the Board and Chief Executive
                                    Officer (1976-1983), Chairman of Executive
                                    Committee (1983-1985) of Dayton Hudson
                                    Corporation (Retail Chain), Minneapolis,
                                    Minn.  (Mr. Andres retired in September
                                    1985.)  Other directorships:  Hannaford
                                    Bros., Scarborough, Me., since 1986.

John M. Belk, 77 . . . .1986        Chairman of Audit Committee, Member of
                                    Compensation Committee and Governance
                                    Committee of the Company. Chairman of the Board, Belk Stores Services, Inc. (Retail
                                    Department Stores), Charlotte, N.C., since
                                    1980.  Other directorships: Coca-Cola
                                    Bottling Company Consolidated, Charlotte,
                                    N.C., since 1972; Chaparral Steel,
                                    Midlothian, Tex., since 1987.

Claudine B. Malone, 60 . .1995      Member of Audit Committee, Governance
                                    Committee and Government/Legal Affairs
                                    Committee of the Company. President and Chief Executive Officer, Financial &
                                    Management Consulting, Inc., McLean, Va., since 1984. Other directorships:
                                    Chairman, Federal Reserve Bank, Richmond,
                                    Va., since 1996 (Member since 1994); Dell
                                    Computer Corporation, Austin, Tex., since
                                    1993; Hannaford Bros., Scarborough, Me., since 1991; Hasbro, Inc., Pawtucket, R.I., since 1992; Houghton Mifflin, Boston,
                                    Mass., since 1982; LaFarge Corporation,
                                    Reston, Va., since 1994; The Limited,
                                    Inc., Columbus, Oh., since 1982;
                                    Mallinckrodt Group Inc., St. Louis, Mo., since 1994; SAIC-Science Applications
                                    International Corporation, San Diego,
                                    Calif., since 1993; Union Pacific
                                    Resources Corporation, Fort Worth, Tex., since 1995.



                    INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                               COMMITTEES OF THE BOARD

     Classification of Directors. Each Lowe's Director is classified as an "Independent Director" or a "Management Director". A "Management Director" is a present or former employee who serves as a Director. An "Independent Director" is a Director within the scope of Securities and Exchange Commission rules defining "non-employee directors". Certain Directors are also "Founding Directors", defined in the Bylaws as a person who was a Director when Lowe's became a public company in 1961 and who has served continuously as a Director since 1961. Ms. Farmer and Ms. Malone and Messrs. Andres, Belk, Fulton, Halpin, Long and Schwartz are Independent Directors. Messrs. Herring, Kulynych, Strickland and Tillman are Management Directors. Messrs. Herring, Kulynych and Strickland are Founding Directors.

     Compensation of Directors - Standard Arrangements. Messrs. Herring, Strickland and Tillman receive no Director or Committee compensation with the exception of fees paid to Mr. Herring by one of the Company's wholly owned subsidiaries. Directors (other than Founding Directors) who are not employed by the Company are paid an annual retainer of $35,000, an increase from $30,000 effective January 26, 1997, plus $5,000 annually for serving as a Committee Chairman and $1,000 per Board meeting or Committee meeting attended (with the maximum annual amount payable to any one Director being $60,000). Founding Directors who are not employed by the Company are paid an annual retainer of $60,000 each, with no additional fees for attending meetings or for Committee Chairmanships. In 1996, Mr. Herring was paid $5,000 for serving as a Director of one of the Company's wholly owned subsidiaries.

     Compensation of Directors - Other Arrangements. Once a Founding Director retires from the Board, he may be designated a Director Emeritus and, if so designated, is compensated for life at an annual rate equal to 50% of the basic annual Founding Director retainer in effect at the time he was named a Director Emeritus. Upon his retirement as a Director on June 30, 1996, Gordon
E. Cadwgan was designated a Director Emeritus, entitling him to annual lifetime compensation of $30,000.

     In 1989, shareholders approved the Lowe's Companies, Inc. 1989 Non-Employee Directors' Stock Option Plan. Under this Plan, eligible Directors were granted annually an immediately exercisable stock option to purchase 4,000 shares of Common Stock at the first Directors' Meeting following the Annual Meeting in 1989, 1990, 1991, 1992 and 1993. The option price was the shares' fair market value on the date of grant. In accordance with a formula set forth in the option agreement, the Company makes a federal income tax deposit on behalf of Directors who exercise options. Two hundred thousand shares of Common Stock were reserved under the Plan for the granting of options and options covering 140,000 shares were granted. No options were granted under this Plan during Fiscal 1996 and no options will be granted under this Plan in the future. No options were exercised under this Plan during Fiscal 1996.

     In 1994, the Board adopted the Lowe's Companies, Inc. Directors' Deferred Compensation Plan. This Plan allows each non-employee Director to defer receipt of all, but not less than all, of the annual retainer and meeting fees otherwise payable to the Director. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the Director. One investment measure adjusts the account based on the Wachovia Bank and Trust Company prime rate plus 1%. The other investment measure assumes that the deferrals are invested in the Company's Common Stock. A Director may allocate deferrals between the two investment measures in 25% multiples. Account balances are paid in cash following the termination of a Director's service.

     In 1994, shareholders approved the Lowe's Companies, Inc. Directors' Stock Incentive Plan. This Plan provides for each eligible Director to be awarded 500 shares of Company Common Stock at the first Directors' Meeting following the Annual Meeting in 1994, 1995, 1996, 1997 and 1998. Up to 25,000 shares may be issued under this Plan. During Fiscal 1996, 4,000 shares (having a fair market value of $34.25 per share on May 31, 1996) were awarded to eight eligible Directors (500 shares each to Directors Andres, Belk, Cadwgan, Farmer, Kulynych, Long, Malone and Schwartz).

     Board of Directors - During Fiscal 1996, the Board of Directors held six meetings. The Board has five standing committees which met the number of times set forth in parentheses: Executive (1), Audit (4), Compensation (4), Governance (4) and Government/Legal Affairs (0). All Directors attended at least 75% of the meetings of the Board and committees on which they served with the exception of Messrs. Andres and Belk who attended 73.3% and 66.7% of such meetings respectively.

     Audit Committee - The Audit Committee has six members: John M. Belk (Chairman), Carol A. Farmer, Paul Fulton, Petro Kulynych, Claudine B. Malone and Robert G. Schwartz. The Audit Committee meets with the internal auditing staff and representatives of the Company's independent accounting firm without senior management present, and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit and the fee charged by the independent accountants, determines the duties and responsibilities of the internal auditors, reviews financial statements and the accounting principles being applied and reviews audit results and other matters relating to internal control and compliance with the Company's code of ethics. In addition, the Audit Committee recommends annually the engagement of the Company's independent accountants.

     Compensation Committee - The Compensation Committee has five members:
Robert G. Schwartz (Chairman), William A. Andres, John M. Belk, James F. Halpin and Russell B. Long. This Committee reviews and sets the compensation of Directors who are employees of the Company; reviews the compensation of all other employees whose annual salary and bonus opportunities exceed $125,000; reviews and approves all annual bonus plans; reviews and approves all forms of compensation which exceed one year in duration, including employee stock option and deferred compensation awards; administers and interprets all provisions of all compensation, employee stock option, stock appreciation rights and other incentive plans; and approves awards pursuant to the terms of any employee stock option or stock appreciation rights plan.

     Executive Committee - The Executive Committee has five members:  Robert
L. Strickland (Chairman), William A. Andres, Leonard G. Herring, Petro Kulynych and Robert L. Tillman. The Executive Committee exercises all of the powers of the Board of Directors between meetings, except as otherwise limited by law.

     Governance Committee - The Governance Committee has eight members:
William A. Andres (Chairman), John M. Belk, Carol A. Farmer, Paul Fulton, James F. Halpin, Russell B. Long, Claudine B. Malone and Robert G. Schwartz. This Committee's responsibilities include screening suggestions for new Board members and making recommendations to the full Board; conducting an annual performance evaluation of the Chief Executive Officer; and conducting an annual review of the performance of the full Board and structure of Board Committees. This Committee functions as a nominating committee by recommending nominees for election as Directors of the Company. The Committee considers nominees recommended by shareholders. Any such recommendation should be submitted in writing to the Secretary of the Company no later than 120 days prior to the date of mailing the proxy materials for each annual meeting (generally, not later than the end of November preceding the annual meeting). The recommendation should include information that will enable the Committee to evaluate the qualifications of the proposed nominee.

     Government/Legal Affairs Committee - The Government/Legal Affairs Committee has seven members: Russell B. Long (Chairman), Carol A. Farmer, Leonard G. Herring, Petro Kulynych, Claudine B. Malone, Robert L. Strickland and Robert L. Tillman. This Committee assists the Board of Directors with the Company's relationships with federal, state and local governments. The Committee also assists the Board and management in responding to and initiating legislative proposals at all three governmental levels.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the beneficial ownership as of April 4, 1997, except as noted, of Common Stock of each incumbent Director of the Company, each nominee for election as a Director of the Company, the Officers named in the Summary Compensation Table, each shareholder known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and Directors and Executive Officers as a group:

          Name or Number                                              Percent
          of Persons in Group           Number of Shares (1) (2)     of Class

    William A. Andres                           40,500                 *
    John M. Belk                                40,525                 *
    Carol A. Farmer                              2,100                 *
    Paul Fulton                                  2,000                 *
    James F. Halpin                                -0-                 *
    Leonard G. Herring                       1,786,362(3)            1.030
    Petro Kulynych                           1,792,752(4)            1.034
    Russell B. Long                             77,900                 *
    Claudine B. Malone                           1,500                 *
    Dale C. Pond                                20,400                 *
    Robert G. Schwartz                          41,500                 *
    Robert L. Strickland                     1,408,107(5)              *
    Larry D. Stone                              74,567                 *
    Robert L. Tillman                          162,566                 *
    William C. Warden, Jr.                      33,304                 *
Incumbent Directors, Director Nominees
and Executive Officers as a Group
(23 in total)6,041,105                       5,995,105(6)            3.456

Lowe's Companies Employee Stock
Ownership Trust
P.O. Box 1111
North Wilkesboro, NC 28656                  19,739,047(6)           11.385

FMR Corp.
  82 Devonshire Street
  Boston, MA 02109                          24,923,722(7)           14.375
____

* Less than 1%.
1) Includes shares that may be acquired within 60 days under the Company's Stock Option Plans as follows: Mr. Andres 20,000 shares; Mr. Belk 20,000 shares; Mr. Kulynych 20,000 shares; Mr. Schwartz 20,000 shares; Mr. Tillman 10,000 shares; with aggregate shares for all Executive Officers and Directors as a group (23) being 90,000. Also includes Stock Awards (Performance Stock and Performance Accelerated Restricted Stock) that have been granted but not vested as follows: Mr. Herring 27,500 shares; Mr. Pond 17,500 shares; Mr. Stone 21,500 shares; Mr. Strickland 45,000 shares; Mr. Tillman 54,000 shares; Mr. Warden 24,500 shares; with aggregate shares for all Executive Officers and Directors as a group (23) being 320,500.

2) Does not include phantom shares credited to the accounts of Directors under the Company's Deferred Compensation Plan as follows: Mr. Andres 3,776 shares; Mr. Belk 3,737 shares; Ms. Farmer 1,477 shares; and Mr. Long
1,929 shares.
3)  Includes 76,750 shares of shared voting and investment power.
4) Includes 71,622 shares of shared voting and investment power and 1,160,000 shares in a self-directed individual retirement account.
5)  Includes 154,000 shares of shared voting and investment power.
6) Shares allocated to participants' ESOP accounts are voted by the participants, via proxy solicitations from Wachovia Bank of North Carolina, N.A. (the "Trustee"). The ESOP's Management Committee directs the Trustee in the manner in which shares not allocated to participants' accounts are to be voted. The Management Committee has 19 members, including Messrs. Pond, Stone, Strickland, Tillman and Warden. At April 4, 1997, there were no unallocated shares.
7) Shares held at December 31, 1996, according to Schedule 13G filed with the Securities and Exchange Commission.

     Each Director or Executive Officer that participates in the Employee Stock Ownership Plan, is granted Stock Awards or Stock Options under the 1994 Incentive Plan or who participates in the Directors' Incentive Plan or Directors' Deferred Compensation Plan is required to file an annual statement on Form 5. With those exceptions, based solely on its review of the forms required to be filed by Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Company and written representations from certain reporting persons that no annual statements on Form 5 were required, the Company believes that all filing requirements under Section 16(a) applicable to its Officers, Directors and beneficial owners have been complied with.



                     COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's current Chief Executive Officer, as well as the Chief Executive Officer for the first half of Fiscal 1996, and the four remaining most highly paid Executive Officers for the three fiscal years ended January 31, 1997:




                                SUMMARY COMPENSATION TABLE

                                           Annual Compensation                 Long-term Compensation
                      Fiscal                                                 Awards          Payouts
Name &                Year                            Other        Restricted      Stock
Principal             Ended                           Annual         Stock        Options     LTIP    All Other
Position             Jan. 31   Salary     Bonus    Compensation    Awards (1)  # shares(2)   Payouts  Compensation(3)

Robert L. Tillman     1997   $548,269   $412,500   $153,531(4)    30,000 shares   120,000         $0        $21,000
President & CEO
                      1996     400,000     46,204     83,430       12,500 shares         0         0         21,000

                      1995     350,385    195,000    185,019        8,500 shares    10,000         0         19,500


Leonard G. Herring    1997    697,116    525,000    221,539(5)       0 shares         0         0           21,000
President & CEO (Retired)
                      1996    625,000     96,259    156,424       15,000 shares         0         0         21,000

                      1995    575,000    402,500    246,056       12,500 shares         0         0         19,500


Robert L. Strickland  1997    623,077    468,750    212,538(6)   12,500 shares    50,000         0           21,000
Chairman of the Board
                      1996    575,000     88,558    162,040       15,000 shares         0         0          21,000

                      1995    525,000    367,500    285,916       12,500 shares         0         0          19,500


William C. Warden,Jr. 1997    267,445    137,500     54,391(7)    12,500 shares    40,000      0             21,000
Executive Vice President,
Chief Administrative  1996    214,616     19,508     40,068        6,000 shares         0         0          21,000
Officer, General Counsel,
and Secretary         1995    187,693     87,500        381        4,000 shares         0         0          14,225


Larry D. Stone        1997    266,385    125,000     46,548(8)    12,500 shares    40,000       0             21,000
Executive Vice President -
   Store Operations   1996    167,885     12,802     18,240        6,000 shares         0         0           21,000

                      1995    140,884     66,000     97,447        2,000 shares         0         0           19,500


Dale C. Pond          1997    249,888    137,500     46,117(9)    10,000 shares    30,000         0           21,000
Senior Vice President -
   Marketing          1996    239,231     23,615     40,074        3,000 shares         0         0           21,000

                      1995    226,154    123,750          0        3,000 shares         0         0           18,388





Footnotes:

(1) Restricted stock awards made as of January 31, 1997, are Performance Stock Award shares granted under the 1994
Incentive Plan. These awards fully vest at the end of the three-year performance period if the average annual return on non-cash beginning assets for the performance period is at least 13%. None of the Performance Stock Award shares vest if the average annual return for the performance period is less than 11%. If the Average Annual Return for the
Performance Period is at least 11% but less than 13%, the executive's interest in the Performance Stock Award shares shall become vested according to a formula which provides that one-half of the Performance Stock Award shares shall become vested if the average annual return for the performance period equals 11% and an additional number of whole shares that most nearly equals, but does not exceed, 2 1/2% of the Performance Stock Award shares for each one-tenth of a Percent that the average annual return for the performance Period exceeds 11%.

Restricted stock awards made as of January 31, 1996, and Janaury 31, 1995, were Performance Accelerated Restricted
Stock (PARS) awards Dividends are paid to executives on both Performance Stock Award shares and PARS shares.

Aggregate restricted stock awards subject to future vesting are 27,500 for Mr. Herring, 45,000 for Mr. Strickland,
54,000 for Mr. Tillman, 21,500 for Mr. Stone, 24,500 for Mr. Warden and, 17,500 for Mr. Pond.

(2) Options granted as of December 6, 1996, at $39.125, the fair market value of Lowe's shares on that date. All options were granted under the 1994 Incentive Plan except 10,000 shares granted to Mr. Strickland and 80,000 shares granted to Mr. Tillman under the 1997 Incentive Plan, subject to shareholder approval.

(3) Amounts shown are employer contributions to the Employee Stock Ownership Plan.

(4) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($146,200), dividends on restricted stock shares awarded in grants effective January 31, 1994, 1995, and 1996 ($4,775), taxable value of group term life insurance in excess of $50,000 ($2,130), and taxable value of personal use of corporate aircraft ($426).

(5) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($192,990), dividends on restricted stock shares awarded in grants effective January 31 1994, 1995, and 1996 ($6,750), taxable value of group term life insurance in excess of $50,000 ($4,780), director fees paid by LF Corporation, a subsidiary of Lowe's
Companies, Inc.($5,000), and taxable value of personal use of corporate aircraft ($12,019).

(6) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($169,660), dividends on restricted stock shares awarded in grants effective January 31, 1994, 1995, and 1996 ($6,750), taxable value of group term life insurance in excess of $50,000 ($8,577), and taxable value of personal use of corporate aircraft ($27,551)

(7) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($46,710), dividends on restricted stock shares awarded in grants effective January 31, 1994, 1995, and 1996 ($2,500), director fees paid by
LF Corporation, a subsidiary of Lowe's Companies, Inc.($5,000), and taxable value of group term life insurance in excess of $50,000 ($181).

(8) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($44,280), dividends on restricted stock shares awarded in grants effective January 31, 1994, 1995, and 1996 ($1,700), and taxable value of group term life insurance in excess of $50,000 ($568)

(9) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($43,570), dividends on restricted stock shares awarded in grants effective January 31 1994, 1995, and 1996 ($1,650), and taxable value of group term life insurance in excess of $50,000 ($897).






                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to stock options and SARs granted to the named Executive Officers during Fiscal 1996:



                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             Individual Grants                          Potential Realizable Value
                                             % of Total                                  at Assumed Annual Rates
                                            Options/SARs                                      of Stock Price
                                             Granted to     Exercise or                      Appreciation for
                          Options / SARs    Employees in     Base Price  Expiration           Option/SAR Term
Name                         Granted        Fiscal Year        $/Sh          Date             5%          10%

Robert L. Tillman      (1)  120,000 / 0        9.8 / 0          39.125        12/5/2001     1,297,200    2,866,320
Leonard G. Herring                0 / 0          0 / 0
Robert L. Strickland   (2)   50,000 / 0        4.1 / 0          39.125        12/5/2001       540,500    1,194,300
William C. Warden, Jr. (3)   40,000 / 0        3.3 / 0          39.125        12/5/2001       432,400      955,440
Larry D. Stone         (3)   40,000 / 0        3.3 / 0          39.125        12/5/2001       432,400      955,440
Dale C. Pond           (3)   30,000 / 0        2.5 / 0          39.125        12/5/2001       324,300      716,580



(1) Options granted to Mr. Tillman include 40,000 shares awarded under the 1994 Incentive Plan and 80,000 shares awarded under the 1997 Incentive Plan, subject to shareholder approval.

(2) Options granted to Mr. Strickland include 40,000 shares awarded under the 1994 Incentive Plan and 10,000 shares awarded under the 1997 Incentive Plan, subject to shareholder approval.

(3) Options granted to Messrs.  Warden, Stone and Pond were awarded under the 1994 Incentive Plan.





               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in Fiscal 1996 by the named Executive Officers and the value of such Officers' unexercised options/SARs at January 31, 1997:



              Aggregated Option/SAR Exercises and Fiscal Year-End
                          Option/SAR Value Table (PART I)

                             Shares                                Annualized
                           Acquired on             Value              Value
Name                      Exercise (1)       Realized ($) (2)     Realized ($)

Robert L. Tillman          0 Shares
                          4,000 Units           14,280                 4,760

Leonard G. Herring         0 Shares
                          5,000 Units           17,850                 5,950

Robert L. Strickland       0 Shares
                          5,000 Units           17,850                 5,950

William C. Warden, Jr.   0 Shares
                          3,000 Units           10,710                 3,570

Larry D. Stone             0 Shares
                          2,000 Units            7,140                 2,380

Dale C. Pond               0 Shares
                          2,500 Units            8,925                 2,975



(1) Awards denominated in Shares represent stock options; Awards denominated in Units represent stock appreciation rights (STARs).

(2) Stock appreciation rights (STARs) incentive payments as of January 31, 1997
    ($3.57 per share appreciation for each STAR unit).



                    Aggregated Option/SAR Exercises and Fiscal Year-End
                           Option/SAR Value Table (PART II)

                                                                Value of Unexercised In-the-Money
                             Number of Unexercised     Options/SARs at FY-End ($) ($33.125 on 1/31/97)
                            Options/SARs at FY-End              Exercisable
Name                    Exercisable     Unexercisable     Aggregate   Annualized   Unexercisable (3)

Robert L. Tillman      10,000 Shares    120,000 Shares           0            0                  0
                            0 Units       9,000 Units            0            0             10,000

Leonard G. Herring         0 Shares          0 Shares            0            0                  0
                           0 Units           0 Units             0            0                  0

Robert L. Strickland       0 Shares     50,000 Shares            0            0                  0
                           0 Units      10,000 Units             0            0             10,000

William C. Warden, Jr.   0 Shares     40,000 Shares              0            0                   0
                         0 Units       7,000 Units               0            0               8,000

Larry D. Stone            0 Shares     40,000 Shares             0            0                   0
                          0 Units       4,500 Units              0            0               5,000

Dale C. Pond              0 Shares     30,000 Shares             0            0                  0
                          0 Units       5,000 Units              0            0               5,000



(3)  Value of the unexercised in-the-money options and SARs which had not been exercised at fiscal year end.






              LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     No awards were made under any long-term incentive plans for the Company during 1996.


REPORT OF THE COMPENSATION COMMITTEE

     This report by the Executive Compensation Committee is required by rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.

     The Compensation Committee (the "Committee") of the Board of Directors comprises five Independent Directors and is responsible for administering the Company's Executive Compensation Program for all executives at a compensation level set by the Company's Bylaws. In carrying out its responsibilities, the
Committee:

- Articulates the Company's executive compensation philosophies and policies to executive management, participates in compensation program development, and has authority for approval of plans and programs except where shareholder approval is required;

- Monitors and approves on-going base salary and incentive compensation programs for executive management, including participation, performance goals and criteria, interpretation of provisions and determination of award payouts;

- Reviews and approves base salary recommendations for Executive Officers of the Company; and

- Initiates all compensation actions for the President and Chief Executive Officer and the Chairman of the Board, subject to final Board approval.

     The Committee has retained a national consulting firm to be a source of on-going advice to both the Committee and management, but to report to the Committee.

Executive Compensation Principles

     The Company's Executive Compensation Program has been designed to establish a strong link between the creation of shareholder value and the compensation earned by its senior executives. It is the intention of the Committee that all compensation paid under the Executive Compensation Program of the Company will be tax deductible to the Company in the year paid to the executive. The fundamental objectives of the Program are to:

- Align executive compensation with the Company's mission, values and business strategies;

- Attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value; and

- Provide compensation which is commensurate with the Company's performance and the contributions made by executives toward this performance.

     The Program is intended to provide compensation which is competitive with comparable companies in the retailing industry (with particular emphasis on specialty hardgoods retailers and major U.S. retailers) when the Company is meeting its targeted financial goals. At the same time, the Program seeks to provide above average compensation when the Company's targeted goals are exceeded, and below average compensation when targeted performance goals are not achieved.

     The Program provides for the most senior Executive Officers to have more of their total compensation at risk on the basis of Company performance than lower levels of executives. All Executive Officers participate in the same direct compensation programs as the other executives of the Company, with the only differences being the degree of compensation risk and the overall magnitude of the potential awards.

     The Committee believes that Executive Officers of the Company should be encouraged to own significant holdings of the Company's Common Stock to better align their interests with those of the Company's shareholders. Through the operation of the Company's Employee Stock Ownership Plan, the Employee Savings and Investment Plan, the 1994 Incentive Plan, and the 1997 Incentive Plan, vehicles are provided to enable executives to acquire Company Stock, subject to regulatory limitations. The Committee has established informal ownership guidelines for Executive Officers and will take into account each executive's progress toward attaining those goals when considering future stock options or restricted stock awards.

Elements in the Executive Compensation Program

     The Company's Executive Compensation Program comprises the following elements:

Base Salary

     Salaries for Executive Officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and salaries for competitive positions in the retailing industry.

     Executive Officers' base salaries are reviewed annually and are approved by the Committee. Salaries of Executive Officers are compared with those of comparable executive positions in the retailing industry throughout the United States. The Committee uses the median level of base salary as a guideline, in conjunction with the executive's performance and qualifications, for establishing salary levels.

1994 Incentive Plan

     The 1994 Incentive Plan was adopted to attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value, to place further emphasis on executive ownership of Company Stock and to assure deductibility of executive compensation for federal and state income tax purposes.

     The 1994 Incentive Plan authorizes the grant of stock options. The option price cannot be less than the market price of the Company's Common Stock on the date on which the option is granted. Consequently, stock options granted under the 1994 Incentive Plan measure performance and create compensation solely on the basis of the appreciation in the price of the Company's Common Stock.

     Stock appreciation rights (STARs) also may be granted under the 1994 Incentive Plan. STARs entitle the recipient to receive a cash payment based on the appreciation in the Company's Common Stock following the date of the award and, accordingly, measure performance and create compensation only if the price of the Company's Common Stock appreciates.

     Company Common Stock also may be issued under stock awards pursuant to the 1994 Incentive Plan. All stock awards made through January 31, 1996, were performance accelerated restricted stock (PARS) awards which provide that the shares are subject to forfeiture and are nontransferable for seven years following the award. Accelerated vesting is permitted if the Company achieves certain financial objectives during the three- and five-year periods following the award.

     Stock awards made as of January 31, 1997, include both PARS and Performance Stock Awards. The President/Chief Executive Officer, the Chairman, and members of the President's staff were granted Performance Stock shares. Other eligible senior and middle managers were granted PARS awards. The Performance Share awards are subject to forfeiture and are nontransferable unless the Company achieves specific performance objectives at the end of a three-year period. The PARS awards are subject to forfeiture and are nontransferable for five years following the award. Accelerated vesting is permitted if the Company achieves certain financial objectives during the three- and four-year periods following the award.

     The Management Bonus Program is the final component of the 1994 Incentive Plan. The Management Bonus Program provides bonus opportunities which can be earned upon achievement by the Company of preset annual financial goals. No bonuses are paid if performance is below the threshold level of corporate profitability. Additional bonus amounts are earned on a proportionate scale up to 100% of the stated bonus opportunity if the preset financial goals are met. Maximum bonuses were paid for the fiscal year ended 1995, because the Company's financial results exceeded the preset performance goals. A partial bonus equal to 25.669% of the basic bonus opportunity was paid for the year ended January 31, 1996, because financial results exceeded the minimum performance threshold but were below the goals established for full bonus payment. Maximum bonuses were again paid for the year ended January 31, 1997, because the Company's financial performance exceeded the preset performance goals.

Proposed 1997 Incentive Plan

     The 1997 Incentive Plan was approved by the Compensation Committee and the Company's Board of Directors on December 6, 1996, and is submitted for shareholder approval. The purpose of the 1997 Incentive Plan is to provide authorized shares to continue the objectives of the 1994 Incentive Plan: to attract, motivate, retain, and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value, to place further emphasis on executive ownership of Company Stock, and to assure deductibility of executive compensation for federal and state income tax purposes.

Benefit Restoration Plan

     The Benefit Restoration Plan was adopted by the Company in May 1990, to provide qualifying executives with benefits equivalent to those received by all other employees under the Company's basic qualified employee retirement plans. Qualifying executives are those executives whose annual additions and other benefits, as normally provided to all participants under those qualified plans, would be curtailed by Internal Revenue Code restrictions, and who are selected by the Committee to participate in the Plan. The Benefit Restoration Plan benefits are determined annually. Participating executives may elect annually to defer benefits or to receive a current cash payment.

Other Compensation

     The Company's Executive Officers participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its Executive Officers.

The CEO's Compensation in the Fiscal Year Ended January 31, 1997

     On August 1, 1996, Robert L. Tillman was named President and Chief Executive Officer of the Company.

     Effective February 1, 1997, the Committee increased Mr. Tillman's annual base salary from $550,000 to $675,000. The Committee based its decision on the combination of the progress made by the Company in establishing and implementing its new retailing strategies, the operating performance of the Company, Mr. Tillman's leadership during a critical management transition, and the Committee's assessment that his prior base salary was below market when compared to other chief executive officers of similarly situated companies.

     The Committee authorized payment to Mr. Tillman of an annual bonus of $240,000 under the 1996 Management Bonus Program based upon his position as Senior Executive Vice President and Chief Operating Officer on February 1, 1996. The Committee approved a supplemental year-end bonus payment of $172,500 in recognition of his assumption of the role of President and Chief Executive Officer at mid-year. The Committee determined Mr. Tillman's bonus solely on the basis of the Company's earnings performance versus the goals for such performance which the Committee established at the beginning of the year.

     Mr. Tillman was granted options for 120,000 shares of Company Stock on December 6, 1996, at $39.125, the fair market value of the Stock on the date of the grant. The options become exercisable in three equal installments after one, two, and three years from the date of the grant. The options expire after five years. The Committee also approved an award of 30,000 restricted Performance Stock shares which will become vested and transferable after three years if certain predetermined performance objectives are met.

     Mr. Tillman earned a Benefit Restoration Plan payment of $146,200 for the fiscal year ended January 31, 1997.

     The Committee believes that the payments and stock incentives described herein were necessary to maintain the competitiveness of Mr. Tillman's compensation package in comparison to those of other chief executive officers of similarly situated companies.
                                 *     *     *

     Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a company may deduct for compensation paid to each of its five most highly compensated officers. Compensation that is "performance based compensation" under Section 162(m) is deductible without regard to the limit. The Committee continues to study the Company's compensation programs to ensure deductibility of compensation under Section 162(m) to the extent that any required changes continue to serve the Company's ability to achieve its goals and maintain its compensation philosophy. The 1997 Incentive Plan, if approved by shareholders, will allow the Committee to provide for performance based awards that are deductible under Section 162(m).

     The Committee believes that the Company's Executive Compensation Program has been strongly linked to the Company's performance and the enhancement of shareholder value. The Committee intends to continually evaluate the Company's compensation philosophies and plans to ensure that they are appropriately configured to align the interests of executives and shareholders and to ensure that the Company can attract, motivate and retain talented management personnel.

                                    Robert G. Schwartz, Chairman
                                    William A. Andres
                                    John M. Belk
                                    James F. Halpin
                                    Russell B. Long


April 18, 1997

PERFORMANCE GRAPH

     The following graph compares the total returns (assuming reinvestment of dividends) of the Company's Common Stock, the S&P 500 Index and the S&P Retail Index. The graph assumes $100 invested on January 31, 1992, in the Company's Common Stock and each of the indices.


                   Comparison of Five Year Cumulative Return of
            Lowe's Companies, Inc., the S & P 500 and S & P Retail Index

               Jan. '92   Jan. '93   Jan. '94   Jan. '95   Jan. '96   Jan. `97
LOWE'S             100     136.55     303.87     367.88     313.52     335.66
S&P 500            100     110.57     124.76     125.41     173.85     219.61
S&P RETAIL INDEX   100     131.48     128.53     127.68     118.94     142.09

                                    (As of January 31)



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Banking and Financial Transactions. The Company has a $300 million revolving credit facility with a syndicate of 13 banks, two of which are First Union National Bank, a subsidiary of First Union Corporation, and Wachovia Bank of North Carolina, N.A. The facility has a $200 million portion expiring November 27, 2001 and another $100 million expiring November 26, 1997. It is used to support the Company's commercial paper program and for short-term borrowings. First Union's and Wachovia's portions of this facility are $22.5 and $30 million, respectively. The current applicable interest rates for this credit facility are the Bank's reference rate or the LIBOR rate plus 15 or 16.5 basis points. At January 31, 1997, there were no borrowings outstanding under this credit facility. In Fiscal 1996, the Company incurred $22 and $34 thousand in fees on First Union's and Wachovia's portions of the unused lines of credit, respectively.

     The Company also has commitments from First Union for a $35 million line of credit and from Wachovia for a $60 million line of credit for purposes of issuing documentary and standby letters of credit. At January 31, 1997, there was $7.3 million outstanding with First Union and $8.9 million outstanding with Wachovia under these lines. Other than a commission fee for letters of credit issued under these arrangements, no fees are charged for maintaining these lines of credit. Robert L. Tillman, President and a Director of the Company, is a member of the Board of Directors of Wachovia Bank of North Carolina, N.A.; Leonard G. Herring, former President and a current Director of the Company, is a member of the Board of First Union Corporation.

     Other Transactions. The Company extended a $180,000 "bridge" loan to J. Gregory Dodge, former Senior Vice President - Real Estate/Engineering and Construction, to assist Mr. Dodge in acquiring his principal residence in Wilkes County, N. C. The terms of the loan were negotiated at the time Mr. Dodge was hired as an Executive Officer. The loan, due in 1997 and bearing a 5% annual interest rate, was paid in full during Fiscal 1996.

     Except as discussed above and under "Compensation of Directors - Standard Arrangements", to the knowledge of management, no Director, Officer, or associate of any Director or Officer had any material interest, direct or indirect, in any material transaction during the year ended January 31, 1997, nor in any proposed transaction in which the Company was or will be a party. The Company believes the terms of the transactions described above are comparable to terms available for similar transactions with entities unaffiliated with its Directors and Officers.


                      AMENDMENT OF ARTICLES OF INCORPORATION
                         TO CHANGE TO A FIXED-SIZE BOARD

     The Board of Directors recommends that shareholders approve amendment of the Restated and Amended Articles of Incorporation to change from a variable range Board of Directors of from 6 to 12 members to a fixed-sized Board not to exceed 15 members. Shareholder approval of the amendment to the Articles of Incorporation also will constitute approval of the Board of Directors action amending the Bylaws to make them consistent with the proposed amendment to the Articles of Incorporation. Approval of the proposed amendment to the Articles of Incorporation requires the affirmative vote of a majority of outstanding Common Stock. The text of proposed amended Sections 9(a) and 9(b) of the Articles of Incorporation is attached as Exhibit A.

     For many years, the Articles of Incorporation have provided that the number of Directors shall be as set forth in the Bylaws, and, in the absence of a Bylaw, fixed the number of Directors at 9, with a limitation on any increase in the number in any 12-month period to not more than 2 except by the affirmative vote of holders of at least 70% of the outstanding Voting Shares. Also for many years, the Bylaws have provided for a variable-range Board of Directors of not less than 6 or more than 12 members with the number of Directors being fixed annually by appropriate resolution of the Board of Directors. North Carolina law provides that, once shares have been issued, a North Carolina corporation may not change from a variable range board to a fixed-size board without the approval of shareholders.

     The number of Directors in recent years has fluctuated from 10 to 12, the last number being the maximum number of Directors permitted by the Bylaws.
Due to the retirement of 2 Directors at the 1997 Annual Meeting, following the Annual Meeting the Board will comprise 10 members. The Board of Directors believes it should have the flexibility to add additional Directors if outstanding candidates become available, although at the current time the Board of Directors has not identified any specific candidates for addition to the Board.

     In keeping with the practice of most corporations, the Board believes a Board of Directors of a maximum fixed-size, with the actual number of Directors to be prescribed by the Board of Directors by amendment of the Bylaws, is in the Company's and the shareholders' best interest. After mature consideration, the Board has determined to request shareholder approval of an amendment to the Articles of Incorporation to provide that the Board at any time shall not exceed 15 members, and that the number of Directors may not be increased or decreased by more than 30% during any 12-month period except by the affirmative vote of the holders of at least 70% of outstanding Voting Stock. The provisions respecting increases and decreases in the number of Directors accords with North Carolina law, which permits increases and decreases by up to 30% during a 12-month period.

     The amendment to the Articles of Incorporation will not affect in any way the classification of the Board into classes, and if the Board of Directors should be increased to the maximum size permitted by the proposed amendment, the Board would comprise of 3 classes of 5 members each.

     The Board of Directors unanimously recommends that shareholders APPROVE ADOPTION of Amended Articles 9(a) and 9(b) to the Amended and Restated Articles of Incorporation and consent to the conforming Bylaw change.


          APPROVAL OF THE LOWE'S COMPANIES, INC. 1997 INCENTIVE PLAN

     The Board of Directors proposes that shareholders approve the Lowe's Companies, Inc. 1997 Incentive Plan (the "1997 Plan"), adopted by the Board on December 6, 1996, subject to the approval of the Company's shareholders. The 1997 Plan permits the grant of options to purchase shares of Common Stock from the Company, stock appreciation rights ("SARs"), Stock Awards, Performance Shares and Incentive Awards.

     The shareholders approved the 1994 Incentive Plan at the 1994 Annual Meeting. As of the date of this proxy statement, 589,790 shares of Common Stock remain available for awards under the 1994 Incentive Plan. The Board believes it needs additional shares available for officer and employee incentive programs. Approval of the 1997 Plan will not affect the Company's ability to make additional awards under the 1994 Incentive Plan, subject to its share authorization.

     The Board believes that the 1997 Plan will benefit the Company by (i) assisting it in recruiting and retaining the services of employees with ability and initiative, (ii) providing greater incentive for employees who provide valuable services to the Company and (iii) associating the interests of such persons with those of the Company through opportunities for increased stock ownership and performance-based incentive compensation. The more significant features of the 1997 Plan are described below.

     The 1997 Plan must be approved by holders of a majority of the shares of Common Stock represented at the Annual Meeting.

Administration

     The Compensation Committee of the Board (the "Compensation Committee") will administer the 1997 Plan. The Compensation Committee will have the authority to select the individuals who will participate in the 1997 Plan ("Participants") and to grant Options and SARs and to make Stock Awards, awards of Performance Shares and Incentive Awards upon such terms (not inconsistent with the terms of the 1997 Plan), as the Compensation Committee considers appropriate. In addition, the Compensation Committee will have complete authority to interpret all provisions of the 1997 Plan, to prescribe the form of agreements evidencing awards under the 1997 Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the 1997 Plan and to make all other determinations necessary or advisable for the administration of the 1997 Plan.

     The Compensation Committee may delegate its authority to administer the 1997 Plan to an officer of the Company. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to
Section 16 of the Securities Exchange Act of 1934. As used in this summary, the term "Administrator" means the Compensation Committee and any delegate, as appropriate.

Eligibility

     Any employee of the Company or any subsidiary is eligible to participate in the 1997 Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a subsidiary. Directors who are employees of the Company or a subsidiary may be selected to participate in the 1997 Plan.

Awards

     Options. Options granted under the 1997 Plan may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Company at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares' fair market value on the date of grant. The option price may be paid in cash or, with the Administrator's consent, with shares of Common Stock, or a combination of cash and Common Stock. Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed ten years in the case of an ISO.

     No employee may be granted ISOs (under the 1997 Plan or any other plan of the Company) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no Participant may be granted options in any calendar year for more than 300,000 shares of Common Stock.

     SARs. SARs generally entitle the Participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of grant. The 1997 Plan provides that the Administrator may prescribe that the Participant will realize appreciation on a different basis than described in the preceding sentences. For example, the Administrator may limit the amount of appreciation that may be realized upon the exercise of an SAR.

     SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates and vice versa.

     SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which an SAR may be exercised will be fixed by the Administrator at the time the SAR is granted but cannot exceed ten years in the case of an SAR that is granted in relation to an ISO.

     No Participant may be granted SARs in any calendar year for more than 300,000 shares of Common Stock. For purposes of this limitation (and the limitation on individual option grants), an option and a Corresponding SAR are treated as a single award.

     Stock Awards. The 1997 Plan also permits the grant of Stock Awards, i.e., shares of Common Stock. A Stock Award shall be forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance criteria, including those described below. A Stock Award will be restricted for a period of at least three years; provided, however, that the period shall be at least one year in the case of a Stock Award that is subject to objectives based on one or more performance criteria. No participant may be granted Stock Awards in any calendar year for more than 100,000 shares.

     Performance Shares. The 1997 Plan also permits the award of Performance Shares, i.e., an award stated with reference to a number of shares of Common Stock that entitles the holder to receive a payment equal to the fair market value of the Common Stock if the performance objectives are achieved. The performance objectives may be stated with respect to the criteria described below. The performance measurement period shall be at least one year. To the extent that a Performance Share award is earned, it may be settled in cash, with Common Stock, or a combination of cash and Common Stock. No Participant may receive an award of Performance Shares in any calendar year for more than 100,000 shares.

     Incentive Awards. Incentive Awards also may be granted under the 1997 Plan. An Incentive Award is an opportunity to earn a bonus, payable in cash, upon the attainment of stated performance objectives. The performance objectives will be stated with reference to one or more of the performance measures described below. No Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) 200 percent of the Participant's base salary (prior to any salary reduction or deferral election) as of the date of grant of the Incentive Award or (ii) $2,000,000.

Performance Measures

     As noted above, a Participant's rights under a Stock Award, Performance Shares or an Incentive Award may be subject to the satisfaction of performance objectives. Those performance objectives may be stated with reference to the Company's FIFO pre-tax earnings in relation to non-cash beginning assets, the fair market value of the Common Stock or the Company's, a subsidiary's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or such other measures as may be selected by the Administrator.

Transferability

     Options, SARs, Stock Awards, Performance Shares and Incentive Awards generally will be nontransferable except by will or the laws of descent and distribution. The Administrator may prescribe that options, SARs, Performance Shares and Incentive Awards may be transferred to members of the Participant's immediate family, a family trust or a family partnership on such terms and conditions as may be permitted under Securities and Exchange Commission Rule 16b-3, as in effect from time to time.

Share Authorization

     Under the 1997 Plan, a maximum of 5,000,000 shares of Common Stock may be issued upon the exercise of options and SARs and the grant of Stock Awards and the settlement of Performance Shares. No more than 1,650,000 shares of Common Stock may be issued as Stock Awards and in settlement of Performance Shares. These limitations will be adjusted, as the Administrator determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization, or other similar events. The terms of outstanding awards and the limitations on individual grants also may be adjusted by the Administrator to reflect such changes.

Amendment and Termination

     No options, SARs, Stock Awards or Performance Shares may be granted under the 1997 Plan after January 31, 2007. The Board may, without further action by shareholders, terminate or suspend the 1997 Plan in whole or in part. The Board also may amend the 1997 Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the 1997 Plan, changes the class of individuals who may be selected to participate in the 1997 Plan, materially increases the benefits that may be provided under the 1997 Plan or that affects the terms of an outstanding award in a manner that, to a material extent, makes it more likely that a benefit will be earned, will become effective until it is approved by shareholders.

Change in Control

    Each outstanding option and SAR shall be exercisable on the date that the Board approves a transaction, or the Company enters into an agreement with respect to a transaction, that would result in a change in control (as defined in the 1997 Plan). In addition, each outstanding Stock Award shall be vested and transferable and each Performance Share and Incentive Award shall be earned in its entirety upon a change in control. If a payment or benefit under the 1997 Plan is characterized as a "parachute payment" under the Internal Revenue
 Code, the Company shall pay the Participant an amount sufficient to hold the Participant harmless from the parachute payment provisions of the Internal Revenue Code.

Initial Awards

     On December 6, 1996, the Committee granted nonqualified stock options to Messrs. Strickland and Tillman, subject to the shareholders' approval of the 1997 Plan. The options generally become exercisable in three equal installments on the first, second and third anniversaries of the grant. The options have a five-year term and cannot be exercised more than three months after termination of employment, although a longer period for exercise is permitted if employment ends on account of death, disability or retirement. The option price is $39.125 per share, the fair market value on the date of grant, and may be paid in cash, by surrendering Common Stock or a combination of cash and Common Stock. Messrs. Strickland and Tillman were required to enter into Confidentiality and Non-Competition Agreements as a condition of receipt of the options.

     Except as described above, the Company is not able to estimate the number of individuals that the Administrator will select to participate in the 1997 Plan or the type or size of awards that the Administrator will approve.

Federal Income Tax Consequences

     The Company has been advised by counsel regarding the federal income tax consequences of the 1997 Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

     No income is recognized upon the grant of an SAR. The exercise of an SAR generally is a taxable event. The Participant must recognize income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of an SAR.

     Income is recognized on account of the grant of a Stock Award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the Participant recognizes income equal to the fair market value of the Common Stock.

     No income is recognized on account of the award of Performance Shares. The Participant must recognize income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of a Performance Share award.

     No income is recognized upon the grant of an Incentive Award. Income will be recognized on the date that payment is made under the Incentive Award.

     The employer (either the Company or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or the vesting of a Stock Award or the settlement of Performance Shares or an Incentive Award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of ISO stock.

The Board of Directors unanimously recommends that the shareholders vote "FOR" the 1997 Incentive Plan.


                                   GENERAL

     The cost of solicitations of proxies will be borne by the Company.
In addition to the use of the mails, proxies may be solicited personally, by telephone, by telegraph or by certain employees of the Company. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of D. F. King & Co., Inc. to solicit proxies for the Annual Meeting at an anticipated cost of $7,000 (plus handling fees).

     The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

     Where a choice is specified with respect to any matter to come before the meeting, the shares represented by the proxy will be voted in accordance with such specifications.

     Where a choice is not so specified, the shares represented by the proxy will be voted FOR Proposals 1, 2 and 3 as set forth in the Notice of Annual Meeting and Proxy Card.

     Management is not aware that any matters other than those specified herein will be presented for action at the meeting, but if any other matters do properly come before the meeting, the persons named as Proxies will vote upon such matters in accordance with their best judgment.

     In the election of Directors, a specification to withhold authority to vote for the slate of management nominees will not constitute an authorization to vote for any other nominee.


                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by the Board of Directors for consideration for inclusion in the Proxy Statement and form of proxy relating to that meeting on or before December 19, 1997.


                                 ANNUAL REPORT

     The Annual Report to shareholders accompanies this Proxy Statement. The Company's report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 1997, is available upon written request addressed to Lowe's Companies, Inc., Investor Relations Department, P. O. Box 1111, North Wilkesboro, NC 28656.

North Wilkesboro, North Carolina
April 18, 1997



                                                                   EXHIBIT A


                      PROPOSED AMENDMENT TO AMENDED AND
                      RESTATED ARTICLES OF INCORPORATION


     9. Board of Directors. (a) Number, Election & Term of Directors. The number of Directors shall be set forth in the Bylaws, but shall not exceed at any time 15 members. The number of Directors may not be increased or decreased by more than 30% during any 12-month period except by the affirmative vote of the holders of at least 70% of the outstanding Voting Shares, as defined in this Article 9. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible, and with each class' term expiring at the third annual shareholders meeting after its election. At each Annual Meeting of Shareholders, the successors to the class of Directors whose term shall then expire shall be identified as being of the same class as the Directors they succeed and elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders. When the number of Directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned to one of the classes as to make all classes as nearly equal in number as possible.

             (b) Newly-Created Directorships and Vacancies. Subject to the rights of the holders of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than 30% in the number of Directors in any 12-month period, may be filled by the affirmative vote of the majority of the remaining Directors, though less than a quorum of the Board of Directors, and the Directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires, subject to any requirement that they be elected by the shareholders at the annual meeting next following their election by the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.



                                         LOWE'S COMPANIES, INC.
                              P. O. Box 1111, North Wilkesboro, NC 28656

                          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert A. Gragg and David H. Sain as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Lowe's Companies, Inc. held of record by the undersigned on April 4
1997, at the Annual Meeting of Shareholders to be held on May 30, 1997, or any adjournment thereof. The
Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.





            PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign/ and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?
________________________________
________________________________
________________________________
________________________________


X       PLEASE MARK VOTES
---      AS IN THIS EXAMPLE

                                  1. Election of Directors
              LOWE'S                 Nominees:
          COMPANIES, INC.
                                     CLASS I DIRECTOR (Two-year Term 1997-1999)
                                     Leonard G. Herring

                                     CLASS II DIRECTORS (Three-year Term 1997-2000)
                                     Carol A. Farmer, Robert G. Schwartz,
                                     Robert L. Strickland


RECORD DATE SHARES:                  CLASS III DIRECTORS (One-year Term 1997-1998)
                                     Paul Fulton, James F. Halpin

                                     Note: If you do not wish your shares voted "FOR" a
                                     particular nominee, mark the "FOR ALL EXCEPT"
                                     box and strike a line through that nominee's name Your
                                     shares will be voted for the remaining nominees

                                                 For All     With-       For All
                                                 Nominees    hold        Except

                                                   ---        ---          ---

                                  2. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED
                                     AND RESTATED ARTICLES OF INCORPORATION to change from a variable range Board of Directors to a fixed-size Board of Directors and consent to a conforming Bylaw change

                                                 For        Against     Abstain

                                                 ---         ---          ---




Please be sure to sign
and date this Proxy.  Date        3. PROPOSAL TO APPROVE THE LOWE'S COMPANIES INC 1997
                                     INCENTIVE PLAN

                                                 For        Against     Abstain

                                                 ---         ---          ---

                                  4. In their discretion, the Proxies are authorized to
                                     vote upon such other business as may properly come
Shareholder sign here                before the meeting

Co-owner sign here                  Mark box at right if an address change has been
                                     noted on the reverse side of this card.
                                                                                       ---




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